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                                                                   EXHIBIT 10.1

                             FOURTH AMENDMENT TO
                         AAR CORP. STOCK BENEFIT PLAN


    WHEREAS, AAR CORP. (the "Company") adopted the AAR CORP. Stock Benefit Plan (the "Plan"), amended the Plan by a First Amendment dated July 29, 1996, a Second Amendment dated January 2, 1997, and a Third Amendment dated May 6, 1997, and reserved the right to further amend the Plan; and

    WHEREAS, the Company deems it appropriate to further amend the Plan to clarify the intent of the provisions of the Plan applicable to the grant of Reload Options thereunder.

    NOW, THEREFORE, the Plan is hereby amended, effective as of November 1, 1997, as follows:

    1.  Section 6.5 is deleted.
    2.  Section 8A is added, immediately after Section 8, to read as follows:

8.A.  RELOAD OPTIONS

    In the discretion of the Committee, the grant of any Option may be accompanied by a Reload Option. A Reload Option may be granted to a Grantee who is an Option holder and who satisfies all or part of the purchase price of the Option with Shares. A Reload Option may be granted at the date of grant of the Option or at any time thereafter through and including the date of final exercise of the Option. A Reload Option represents an additional Option to

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acquire the same number of Shares as is used the Grantee to pay the purchase price of the original Option. A Reload Option is subject to all of the same terms and conditions as the original Option except that (1) the purchase price of the Shares subject to the Reload Option will be determined at the applicable time the original Option is exercised, and (2) the Reload Option will conform to all provisions of the Plan at the applicable time the original Option is exercised. A Reload Option may also be granted in connection with any option granted under the Non-Employee Directors Plan referred to in Section 26 below.

    3.  The following sentence is added at the end of Section 26:
    Notwithstanding the preceding provisions of this Section, a Reload Option may be granted, pursuant to the terms of Section 8.A. above, in connection with an option granted under the Non-Employee Directors Plan.

    This Fourth Amendment has been executed by the Company, by its duly authorized officer, on this 20th day of March, 1998, and attested by its Secretary.

                                   AAR CORP.


                                   By  /s/ David P. Storch
                                     ------------------------------
                                      David P. Storch
                                      President and Chief Executive Officer

ATTEST:

/s/ Howard A. Pulsifer
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Howard A. Pulsifer, Secretary

SEAL

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